EXHIBIT 99.1

PRESS RELEASE

Jameson Inns, Inc.

8 Perimeter Center East, Suite 8050    Atlanta, Georgia 30346

(770) 901-9020    FAX (770) 901-9550

FOR IMMEDIATE RELEASE

May 13, 2003

Contact:	Craig R. Kitchin President and Chief Financial Officer (770) 901-9020 ckitchin@jamesoninns.com

Jameson Inns, Inc. Reports ADR, Occupancy and REVPAR for April 2003

ATLANTA—Jameson Inns, Inc. (NASDAQ:JAMS), a hotel real estate investment trust (REIT), and owner of Jameson Inn and Signature Inn hotels, today announced that revenue per available room (“REVPAR”) was $30.77 in April, a 3.6% decrease from April 2002. Average daily rate decreased $0.42 for the month while occupancy decreased 1.6 points.

	Occupancy		Average Daily Rate		REVPAR
Brand	2003	2002	2003	2002	2003	2002
Jameson Inns	57.1%	59.2%	$59.33	$58.32	$33.85	$34.51
Signature Inns	43.4%	44.4%	$57.51	$61.45	$24.93	$27.25
Combined Brands	52.3%	53.9%	$58.81	$59.23	$30.77	$31.93

Smith Travel Research recently reported that preliminary April figures for the economy segment, where all Jameson hotels are categorized, show REVPAR ranging from declining 3-5%. STR has also estimated a 4-6% decline in the total U.S. lodging industry for the month.

Jameson Inns, Inc. is a REIT that owns the Jameson Inn and Signature Inn limited service hotel properties. For more information, visit the Company’s website at www.jamesoninns.com.

Forward-Looking Statements

Certain matters discussed in this press release are forward-looking statements within the meaning of federal securities regulations. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements to be materially different from any future transactions, results, performance or achievements expressed or implied by such forward-looking statements. General economic conditions, competition, and governmental actions will affect future transactions, results, performance, and achievements. These risks are presented in detail in our filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that our expectations will be attained or that any deviations will not be material. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.